Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2009 relating to the balance sheets of Enova Systems, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the years then ended on Form 10-K. Our report expressed an unqualified opinion on those financial statements.
We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PMB Helin Donovan
San Francisco, California
December 30, 2009